Exhibit 10.10

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FRAMEWORK LEASE AGREEMENT (THE “AGREEMENT”) BETWEEN ARRENDADORA FÍNAMO, S.A. DE C.V., AS LESSOR, HEREINAFTER REFERRED TO AS THE “LESSOR”, MURANO WORLD SA DE CV, AS LESSEE, HEREINAFTER REFERRED TO AS THE “LESSEE”, MARCOS SACAL COHEN, AS LEGAL DEPOSITORY (HEREINAFTER THE “DEPOSITARY”), AND EDIFICACIONES BVG SA DE CV, MARCOS SACAL COHEN, AND ELIAS SACAL CABABIE, AS JOINT AND SEVERAL OBLIGOR(S), HEREINAFTER COLLECTIVELY REFERRED TO AS THE “JOINT AND SEVERAL OBLIGORS”, PURSUANT TO THE REPRESENTATIONS AND CLAUSES BELOW:

R E P R E S E N T A T I O N S

I.	The Lessor represents, through its legal representative, that:

a.	It is a material inducement for purchasing from the supplier, manufacturer, or builder, as indicated by the Lessee from time to time, the Asset(s) (as such term is defined below) described in the Exhibit(s) to this Lease Agreement, respectively, for the purpose of granting the use and enjoyment thereof to the Lessee.
b.	Pursuant to the terms and conditions of this Agreement and the other Lease Documents (as such term is defined below), and in accordance with the provisions of the Federal Civil Code, it wants to lease the Assets, which are described in the various Lease Exhibits (as such term is defined below) to be executed under this Agreement.

II.	The Lessee represents, under oath, on his own behalf or through its legal representative(s), as applicable, that:

a.	It is a company organized under the laws of the United Mexican States (“Mexico”), and its corporate purpose allows it to enter into this Agreement and other documents resulting from or supplemental thereto, hence execution of this Agreement constitutes, or after execution will constitute, valid and enforceable obligations of the Lessee.
b.	Its legal representative(s) or attorney(s)-in-fact, respectively, has(have) the requisite and necessary powers to enter into this Agreement and other documents resulting from or supplemental thereto on its behalf, and that such powers have not been revoked or limited in any way.
c.	It has selected and will directly select the Assets described and to be described from time to time in each Lease Exhibit, to be purchased by the Lessor, so that the Lessor may grant the use and enjoyment thereof in accordance with the terms of this Agreement and the other Lease documents.
d.	It has the necessary and sufficient financial and material resources to perform its payment obligations and other obligations under this Agreement and the other Lease Documents.
e.	Execution of this Agreement and the other Lease Documents does not violate or conflict with: (i) its bylaws; (ii) any contract or legal act it may have executed; or (iii) any applicable Mexican federal, state, or municipal law, rules, or regulations in effect.
f.	It has no contingent obligation which, if enforceable, could have an adverse effect on its financial condition or operations and which could represent a risk in the performance of its obligations under this Agreement and the other Lease Documents.
g.	There is no contract, agreement, document, governmental provision, decree, judgment, or order limiting, encumbering, or restricting the ownership of its property or rights, except those that it has made known to the Lessor, or that affect its financial and/or economic condition in such a way that could represent a risk in the performance of obligations it assumes under this Agreement and the other Lease Documents.
h.	At the execution of this Agreement, it has received an original copy of this Agreement, together with all exhibits hereto.
i.	Information provided to the Lessor and information stated in this Agreement and the Lease Exhibits are true; its business activity consists of performing lawful activities, generating the necessary funds to perform all or part of its obligations under this Agreement, and the funds it receives from its activities are used for purposes permitted by law, and it is not incurring conduct classified as crimes provided in Articles 139 (one hundred thirty-nine) Quater or 400 (four hundred) Bis of the CPF (as such term is defined below).
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j.	It acknowledges that the Lease Documents (such term is defined below) may be executed through digital or electronic means permitted by applicable law, whether with its electronic advanced signature, digitized handwritten signature, or any other technological means that the Lessor makes available for such purposes.

III.	The Joint and Several Obligor represents under oath, on his own behalf or through its legal representative(s), as applicable, that:

a.	It is a company organized under the laws of Mexico, and its corporate purpose allows it to enter into this Agreement and other Lease Documents, hence execution thereof constitutes, or after execution will constitute, valid and enforceable obligations of the Joint and Several Obligor.
b.	Its legal representative(s) or attorney(s)-in-fact, respectively, has(have) the requisite and necessary powers to enter into this Agreement and other Lease Documents on its behalf, and that such powers have not been revoked or limited in any way.
c.	Its corporate purpose allows it to enter into this Agreement, its exhibits, and any other document executed under this Agreement as a joint and several obligor, hence execution thereof constitutes, or after execution will constitute, as applicable, valid obligations for the Parties.
d.	By virtue of the legal, corporate, administrative, and/or business relationship(s) it has with the Lessee, it wants to act as joint and several obligor(s) of the Lessee to the Lessor with respect to the performance of any and all obligations under this Agreement and the other Lease Documents.
e.	It(they) has(have) the economic capacity to meet its(their) obligations under this Agreement and the other Lease Documents.
f.	Execution of this Agreement and the other Lease Documents does not violate or conflict with: (i) its bylaws; (ii) any contract or legal act it may have executed; or (iii) any applicable Mexican federal, state, or municipal law, rules, or regulations in effect, respectively.
g.	It(they) has(have) no contingent obligation which, if enforceable, could have an adverse effect on its(their) financial condition or operations and which could represent a risk in the performance of obligations assumed under this Agreement and the other Lease Documents.
h.	There is no contract, agreement, document, governmental provision, decree, judgment, or order limiting, encumbering, or restricting the ownership of its property or rights, except those that it has made known to the Lessor, or that affect its financial and/or economic condition that could represent a risk in the performance of obligations assumed under this Agreement and the other Lease Documents.
i.	At the execution of this Agreement, it(they) has(have) received an original copy of this Agreement, together with all exhibits hereto, and all other documents executed under this Agreement.
j.	Information provided to the Lessor and information stated in this Agreement and the Lease Exhibits are true; its business activity consists of performing lawful activities, generating the necessary funds to perform all or part of its obligations under this Agreement, and the funds it receives from its activities are used for purposes permitted by law, and it is not incurring conduct classified as crimes provided in Articles 139 (one hundred thirty-nine) Quater or 400 (four hundred) Bis of the CPF.
k.	It acknowledges that the Lease Documents (such term is defined below) may be executed through digital or electronic means permitted by applicable law, whether with its electronic advanced signature, digitized handwritten signature, or any other technological means that the Lessor makes available for such purposes.

Satisfied with the representations above, the Parties enter into this Agreement as follows:

C L A U S E S

ONE. DEFINITIONS. For the purposes of this Agreement, the following terms, in plural or singular, will have the meanings set forth below, unless otherwise expressly indicated:

“Certificates of Delivery”: means the documents to be executed by the Lessee and the Depositary, which will record the receipt of the Assets, and which must contain at least the following statements: (i) that the Lessor or the Supplier, as applicable, has physically and legally delivered the Assets to the Lessee or to the person authorized by the Lessee, as applicable; (ii) that the Assets delivered comply with the description detailed in each Lease Exhibit; (iii) that the Assets are in optimal conditions of use; (iv) place and date on which the Lessee or the person authorized by the latter, as applicable, receives the Assets; and (v) possible exceptions regarding the physical conditions of the Assets.

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“Exhibit A”: means the document that is part of this Agreement and whereby the Parties provide the terms and conditions pursuant to which the Services will be provided through Digital Media.

“Lease Exhibits”: means the various instruments executed by the Parties under this Agreement from time to time, which will document each leased asset, as well as the specific terms and conditions. Such Lease Exhibits will be numbered successively, duly signed by the Parties, and will be an integral part of this Agreement. Each Lease Exhibit executed will constitute an independent and separate transaction from the other Lease Exhibits.

“Lessor” has the meaning given to such term in preamble of this Agreement. “Lessee” has the meaning given to such term in preamble of this Agreement.

“Assets”: means the personal property identified in the Lease Exhibits, which are susceptible of being leased under law, as well as their accessories, spare parts, or replacement parts that the Lessor has purchased or will purchase from the Supplier, to grant the use and enjoyment thereof for a specific period of time to the Lessee.

“Agreement” has the meaning given to such term in the preamble of this document.

“Email” means the messaging user or users through electronic means that the Lessee will indicate in this Agreement and in the Lease Exhibits for the purposes of receiving invoices and/or any type of notices under this Agreement and/or each particular Lease Exhibit.

“CCF”: Federal Civil Code (Código Civil Federal). “CCo”: Commercial Code (Código de Comercio). “CPF”: Federal Criminal Code (Código Penal Federal).

“Deposit Account”: means the bank account for the purposes indicated in “Date and Place of Payment” clause.

“Depositary” has the meaning given to such term in preamble of this Agreement.

“Business Day”: for transactions in Pesos, means any day of the year other than a Saturday and Sunday, on which Banks in Mexico are open to the public for banking transactions and are not authorized to close. For transactions in Dollars, any day of the year other than a Saturday and Sunday, on which the Banks in Mexico and in New York City, New York, United States of America are open to the public for banking transactions in U.S. Dollars and are not authorized to close.

“Lease Documents”: means the joint reference to this Agreement, each Lease Exhibit hereto, the promissory notes described in “Promissory Note” clause, and any additional document executed or to be executed or delivered by the Lessee under this Agreement.

“Dollars” means the legal tender in the United States of America.

“Expenses”: means the joint reference to Hiring Expenses, Management Expenses, Collection Expenses, and any other amount indicated and documented by the Lessor for this item. Management Expenses: means the amount that the Lessor will charge the Lessee for implementing the lease transaction.

“Collection Expenses”: means the amounts that the Lessee shall pay for delay in its obligations, pursuant to the provisions of each Lease Exhibit.

“Procurement Expenses” has the meaning given to such term in the “Taxes and Other Expenses” clause.

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“GPS” : means the monitoring and geolocation system that may be installed on the Assets, as provided in this Agreement.

“Default Interest”: means a rate equivalent to 3% (three percent) per month. “VAT”: means Value Added Tax.

“ISR”: means Income Tax.

“LFPDPPP”: means the Federal Law on the Protection of Personal Data Held by Private Parties (Ley Federal de Protección de Datos Personales en Posesión de los Particulares).

“LFPIORPI”: means the Federal Law for the Prevention and Identification of Transactions with Illegal Proceeds (Ley Federal para La Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita).

“LGTOC” means the General Law on Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

“Currency” : means the currency set forth in each Lease Exhibit for the performance of the Lessee’s obligations.

“Notice of Early Expiration”: will have the meaning given to such term in paragraph (ii) of the clause entitled Return of Assets.

“Joint and Several Obligor”: will have the meaning given to such term in the Preamble of this Agreement.

“Parties”: means the joint reference to the Lessor, the Lessee, and where appropriate the Depositary and the Joint and Several Obligor.

“Contractual Penalty”: means in respect of each Lease Exhibit, the amount to be paid by the Lessee to the Lessor for breach of its obligations under this Agreement and each Lease Exhibit, plus applicable VAT, as well as the amount to be paid by the Lessee to the Lessor in the event of early termination.

“Pesos”: means the legal tender in Mexico.

“Supplier”: any natural or legal person selected by the Lessee to supply, sell, manufacture, build, or deliver the Assets required and selected by the Lessee, and which are or will be purchased by the Lessor, pursuant to the terms and conditions set forth in the Lease Exhibits.

“Rent in Escrow” has the meaning given to such term in the Clause entitled “Rent in Escrow.”

“Monthly Rent”: refers to the agreed amounts to be paid by the Lessee to the Lessor with the frequency set forth and documented in each Lease Exhibit.

“Payment Schedule”: means, in respect of each Lease Exhibit, the of payment schedule included in each such document, which describes, among other things, Rent that applies to the relevant Lease Exhibit and the payment due dates for each.

“Fixed Term”: means the agreed period of time for the use and enjoyment of the leased Assets indicated in each Lease Exhibit, during which the Lessee agrees to make payment within the periods indicated as payment in accordance with the provisions of the clause entitled “Term of this Agreement and of each particular lease”.

The lease of the Assets will be subject to the terms and conditions of this Agreement and the respective Lease Exhibits. The Lease Exhibits will contain the specific and/or additional terms that the Lessee and the Lessor may agree, which will apply to the lease implemented through the applicable Lease Exhibits, and will constitute a separate and different lease from any other Lease Exhibit executed under this Agreement. In the event of conflict between the provisions of this Agreement and the Lease Exhibits, the provisions of the respective Lease Exhibits will prevail.

TWO. PURPOSE. The Lessor and the Lessee hereby provide the general terms and conditions pursuant to which the Lessor will grant the use and enjoyment of the Assets, which will be described in the applicable Lease Exhibits, during the Fixed Term.

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No section of this Agreement will be construed to create any obligation on the part of the Lessor to purchase any Assets from any Supplier, or to execute any Lease Exhibit with the Lessee.

Pursuant to Articles 2463 and 2464 of the CCF, and since leases to be executed as stipulated hereunder are fixed-term leases, the Lessee shall comply with the term agreed, and in the event of early termination for breach, it shall pay the contractual penalty stipulated in each Lease Exhibit.

In the event of any breach of this Agreement, including without limitation the failure to pay Rent on time, the Lessor may accelerate the terms set forth in the Payment Schedule, in which case the Lessee shall cover the Total Monthly Rent outstanding within 5 (five) Business Days following the date on which the Lessor requests payment thereof.

Since the Lessor will purchase the Assets from the Supplier according to the instructions and specifications of the Lessee, the Lessee will not be liable for any breach by the Supplier, failures, latent defects, non-conformity of the Assets, and other deficiencies that the Assets may have; consequently, payment of the obligations assumed by the Lessee in each Lease Exhibit and this Agreement will not be subject to or contingent on the delivery or use of the Assets, the non-delivery of the Assets will not entitle the Lessee to demand from the Lessor any indemnity, or exemption and/or reduction in the amount of Rent to be paid.

THREE. DOCUMENTATION OF THE LEASES. The Parties agree that each lease executed under this Agreement will be documented by executing a Lease Exhibit.

Additionally, and not withstanding its title, each Lease Exhibit will be numbered consecutively and will be the document in which the Parties will determine the specific elements that will govern each lease, including, but not limited to, the following:

(i)  The documentation and precise description of the Assets subject matter of the lease; (ii) Rent Amount that the Lessee will pay to the Lessor or its designee; (iii) the Fixed Term; and (iv) in general, a breakdown of all the additional items that may apply to the transaction.

The Lessee shall comply with the Fixed Term of each Lease Exhibit, hence it hereby agrees to pay the Rent indicated in the amounts and with the frequency set forth as from the execution thereof, regardless of the time during which it uses the Assets. Rent will become due as it accrues, on the dates set for such purpose in the Payment Schedule contained in each Lease Exhibit. Notwithstanding the foregoing, in the event of early termination of the term agreed for default in the payment of obligations assumed, the lessee shall pay the contractual penalty set forth in the Lease Exhibit.

FOUR. SELECTION, DELIVERY, AND IMPROVEMENT OF ASSETS. Since the Lessee will select: (i) the Assets with respect to which it will be granted the temporary use and enjoyment under this Agreement and its Lease Exhibits; and (ii) the Supplier from which the Lessor will purchase the Assets; the Lessor assumes no liability or risk of loss for:

●	Error or omission in the description of the Assets specified by the Supplier; Late delivery of the Assets;
●	The technical, physical, mechanical, operating conditions, warranties, and/or accessories not included with the Assets;
●	The accessories that may be installed, or in the case of modifications that may be made to the Assets or their accessories; or mechanical, electrical, or any other type of installations that may or may not have been installed or provided by the Supplier or third parties.

Since the Lessee will designate the Suppliers and the Lessor will purchase the Assets according to the instructions and specifications of the Lessee, the Lessee will not be liable for breach of the Supplier or failure, imperfections, or latent defects of the Assets and/or their accessories, and the Lessee shall assume any risk of loss resulting from the foregoing. Consequently, the Lessor is hereby released from any liability or risk of loss with respect to the Assets.

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The physical delivery of the Assets will be made directly to the Lessee by the Supplier, hence the Lessor shall provide in each case to the Lessee and/or the Depositary, such documents as may be necessary to enable them, as instructed, to receive the Asset(s) in question.

The Lessor will not be required to disburse the amount of the purchase price of the Assets until it is presented with a duly completed Certificate of Delivery signed by the Lessee. All expenses incurred by reason of the transportation, delivery, and installation of the Assets will be borne by the Lessee.

If the Lessee and/or the Depositary, pursuant to the provisions of the Lease Exhibit, refuse to receive the Asset or Assets for any reason, such refusal will not imply any cancellation or extension of its payment obligations under this Agreement and the Lease Exhibit in question; therefore, it shall make payments of Rent on time and as provided in the respective Lease Exhibit at all times. Moreover, it hereby agrees to indemnify and hold the Lessor harmless from any amount that the Supplier or any third party may claim from it as a consequence of the refusal to receive the Asset(s) in question.

Upon the receipt of the Assets by the Lessee and/or the Depositary, they shall deliver proof thereof to the Lessor, and upon the delivery prepare the applicable Certificate of Delivery, which will include at least: (i) that Supplier has physically and legally delivered the Assets to the Lessee; (ii) that the Assets delivered comply with the description detailed in each Lease Exhibit; (iii) that the Assets are in optimal condition of use, and up to date in the payment of any applicable federal, state, or local fees; (iv) the date on which the Lessee receives the Assets; and (v) the possible exceptions regarding the physical conditions of the Assets. Execution of the Certificate of Delivery by the Lessee and/or the Depositary will imply its fullest satisfaction with respect to the Assets and its conformity with the conditions, specifications, and other particular characteristics of the Assets.

If the Lessee, or through the person indicated for such purpose by the Lessee, in accordance with the Lease Exhibit in question, takes possession of the Assets without signing the Certificate of Delivery, or fails to assert in the Certificate of Delivery or in a separate document, within 24 (twenty-four) hours following the date of physical or legal delivery of the Assets, the exceptions related to the physical conditions of the Assets, it will be deemed, for all applicable legal purposes, that the Assets meet the specifications contained in the respective Lease Exhibits, and that they have been irrevocably accepted by the Lessee.

The Lessee may not make improvements to the Assets or change the form thereof, without the prior written consent of the Lessor. Any improvements made by the Lessee to the Assets will be borne by the Lessee and for the benefit of the Assets. If the Lessee makes improvements or changes their form without the written consent of the Lessor, such action will be considered a breach of this Agreement with the applicable consequences, and the Lessor may: (i) receive the Assets with the changes made at no cost; or (ii) require the Lessee to restore the Assets, at the expense of the Lessee, to the state they were in when delivered to the Lessee.

Once the Assets have been delivered to the Lessee or to the person indicated by the Lessee, the Lessee will have the obligation to take care of, preserve, and maintain the Assets in good condition, natural wear and tear excepted according to the conditions of use thereof; therefore, the Lessee hereby agrees to provide the preventive, corrective, or emergency maintenance that may be necessary for the proper use and operation of the Assets, and to purchase and maintain insurance pursuant to Clause Twenty of this Agreement.

FIVE. RENT. As consideration for the use and enjoyment of the Assets, the Lessee has the unconditional obligation to pay to the Lessor the Total Rent specified in the Lease Exhibits, within the terms and in the amounts set forth in the Payment Schedule. Since the term of the leases referred to in the exhibit to this lease is a Fixed Term, the Lessee shall pay the full amount of rent in accordance with the provisions of Articles 2463 and 2464 of the CCF.

In addition, the Lessee agrees to pay to the Lessor related financial charges provided in each Lease Exhibit, if any, including without limitation Expenses, insurance or surety bond premiums, deductibles, taxes, etcetera.

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The Lessee shall pay Rent and applicable related financial charges as follows:

a.	By payment of Rent on the dates indicated in the Payment Schedule included in each Lease Exhibit;
b.	The Lessor shall issue and send to the Lessee the invoices corresponding to each Rent in accordance with the Payment Schedule set forth in the Lease Exhibits, to the address of the latter or through the email address(es) indicated in the Lease Exhibits, under the heading “Email”, as indicated by the Lessee for such purpose, at the option of the Lessor and in accordance with the provisions of applicable tax laws in effect at the time that the invoice in question is issued;
c.	Notwithstanding the sending of invoices as provided in the paragraph above, the Lessee shall pay the respective Rent to the Lessor as indicated in the applicable Payment Schedule;
d.	The Lessee agrees to pay the Lessor VAT on the amount of Rent and on those other items or amounts for which such tax is incurred at the applicable rate under applicable tax provisions.

Prepayments of the Consideration will not be subject to any penalty, will remain as credit balance, without the right to request reimbursement or refund thereof, and may be applied pursuant to Clause Nine of this Agreement. If prepayments are intended to settle the Consideration, such payments will be applied monthly on the due date, hence such prepayments will not generate any invoice, and the Lessor will only be required to issue the invoice for the Consideration and/or charges generated in the month in which they are collected. Prepayments will bear any interest in favor of the Lessee.

SIX. DATE AND PLACE OF PAYMENT. The Consideration payable by the Lessee to the Lessor under this Agreement will be paid in the installments indicated in the payment date column of the Payment Schedule under the heading “Payment Date”, free of and without any deduction or withholding whatsoever. Any other payments that the Lessee is required to pay under this Agreement will be made on the dates set forth in the applicable Payment Schedule. If this Agreement or the Lease Exhibits do not contemplate a payment date for an obligation of the Lessee, it must be made within 3 (three) Business Days following the occurrence of the event that gives rise to the obligation.

If the day on which the Lessee is required to make payment of any Rent pursuant to this Agreement and its Lease Exhibits is not a Business Day, the Lessee shall make the respective payment on the immediately following Business Day.

Any payment to be made by the Lessee to the Lessor will be made by check, deposit, or wire transfer of funds to the account of the Lessor, which is indicated in the Lease Exhibits under the heading “Deposit Account” and/or in the account or accounts that may be indicated by the Lessor and informed to the Lessee in writing, if applicable; by direct debit to a bank account in the name of the Lessee or, otherwise, at the address of the Lessor, without the need for prior notice.

SEVEN. CURRENCY AND FOREIGN EXCHANGE RISK. The Parties acknowledge that the currency in which the Lessee assumes the obligation to pay Rent will be the one stipulated in each Lease Exhibit under the heading “Currency”.

The Parties further agree that, if the Currency of the lease is in Pesos and the Assets are invoiced by the Supplier to the Lessor in Dollars, they will be subject to the following:

i.	If, between the execution date of the relevant Lease Exhibit and the effective payment date of the price for the Assets by the Lessor to the Supplier, there is an appreciation of the Peso against the Dollar, which results in a variation in the price indicated in the invoice of the Assets agreed in the Lease Exhibit, converted into Pesos, the resulting difference will be in favor of the Lessee and will be applied to the first installment of Rent; or
ii.	If, between the execution date of the relevant Lease Exhibit and the effective payment date of the price for the Assets by the Lessor to the Supplier there is a depreciation of the Peso against the Dollar, which results in a variation in the price indicated in the invoice of the Assets agreed in the Lease Exhibit, converted to Pesos, the resulting difference will have to be paid by the Lessee and added to the first payment of Rent, and reflected in the account statement delivered to the Lessee, if applicable.
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For the purposes of the paragraphs above, the exchange rate to be used for the calculation of the aforementioned amounts will be the FX exchange rate determined by the Mexican Central Bank (Banco de México) and published on its web page www.banxico.org.mx on the date on which the payment is made, which, in accordance with applicable law, will be the same as the one published in the Federal Official Gazette on the following Business Day.

In addition to the above, if the price to be paid by the Lessor to the Supplier changes after execution of the relevant Lease Exhibit, provided that the Asset has not yet been delivered, the Lessor will be authorized to terminate such Lease Exhibit and return to the Lessee any amount it may have received, except for its own expenses incurred in connection with the procedures, formalities, and studies carried out precisely for the execution of the lease.

EIGHT. CREDITING OF PAYMENTS. The Parties agree that any payments to be made by the Lessee to the Lessor will be confirmed depending on the means of payment, on the date below:

i.	Payment by deposit or electronic funds transfer. Will be credited on the same Business Day on which the funds are received in the Deposit Account.
ii.	Payment by direct debit. Will be credited on the same Business Day on which the charge is actually made or the funds are withdrawn from the Lessee’s account.

NINE. APPLICATION OF PAYMENTS. The Lessee expressly authorizes the Lessor to apply any deposit under this Agreement or its Lease Exhibits to the oldest balance due, up to what may be covered and in the proportion corresponding to such payment, in the following order: (i) VAT on Default Interest; (ii) Default Interest; (iii) VAT on past due Consideration; (iv) Past due Consideration; (v) Expenses, fees, related financial charges, and taxes; (vi) VAT on Consideration yet to become due; and (vii) Consideration yet to become due.

TEN. RENT IN ESCROW. To comply with its obligations under this Agreement and/or the obligations set forth in each Lease Exhibit executed hereunder, the Lessor may, pursuant to Articles 332 and 334 of the Commercial Code, require the Lessee to make a deposit in the amount set forth in the Lease Exhibit under the heading “Rent in Escrow” (hereinafter, the “Deposit”).

Pursuant to the provisions of Article 338 of the Commercial Code, the Lessee hereby irrevocably authorizes and directs the Lessor to set off any amount held in escrow pursuant to this Clause against any amount that the Lessee has not timely paid to the Lessor under this Agreement and any other Lease Document.

If the Lessor uses any amount of the Deposit to offset an overdue debt of the Lessee pursuant to the paragraph above, the Lessee shall restore such Deposit within 2 (two) Business Days following the date on which it is required to do so by the Lessor by any means provided for in this Agreement. It is understood that the fact that the Lessee fails to restore the Deposit within the aforementioned term, pursuant to Article 1959 of the CCF, will entitle the Lessor, at its discretion, to demand from the Lessee in advance the Rent set forth in the Payment Schedule of the Lease Exhibit.

The Deposit will terminate and be returned to the Lessee on the date on which this Agreement is terminated and there is no outstanding payment obligation under any Lease Document. In the event of termination of the Agreement, the Lessor shall apply the Deposit to the payment of any outstanding amount under this Agreement, and return the remainder according to the instructions given to it by the Lessee for such purposes.

The Lessor will not pay any interest to the Lessee for the amounts held in escrow, and it will not be considered that the Deposit limits the obligations of the Lessee.

ELEVEN. DEFAULT INTEREST. If the Lessee fails to make timely payment of any amount payable by the Lessee under this Agreement or any other document executed hereunder, the Lessee shall pay the Lessor default interest at the percentage indicated in the Default Interest Rate, on the amount corresponding to the past due and unpaid obligations, computed from the date on which the payment was due to the effective payment date for the number of days actually elapsed (based on 30 (thirty)-day months) without prejudice to the Lessor’s right to terminate this Agreement and the Lease Exhibits early.

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If the Parties did not indicate a specific payment date for any obligation under this Agreement, it will be considered that the Lessee must make the relevant payment within 3 (three) Business Days following the date on which the event that gave rise to such payment obligation occurred.

TWELVE. TAXES AND OTHER EXPENSES. The Lessee hereby agrees to pay to the Lessor all expenses (plus applicable VAT) and taxes resulting from the preparation and execution of this Agreement, its Lease Exhibits, and other documents executed under this Agreement as follows:

1.	All expenses incurred in connection with the execution of this Agreement and the other Lease Documents, including without limitation legal and ratification expenses (hereinafter the “Procurement Expenses”). Procurement Expenses must be paid, if any, on the day each Lease Exhibit is executed, or if Procurement Expenses arise after the execution date of the Lease Exhibit, such Procurement Expenses will be paid within 3 (three) Business Days following notice to the Lessee by the Lessor of the existence thereof.
2.	The Lessee will be responsible for paying all expenses, notary fees, registration fees, fees and taxes in force, arising from the ownership, possession, holding, and use of the leased Assets, as well as any other expense under this Agreement and the other Lease Documents, regardless of their nature; on the understanding that the Lessor will not have to make any disbursement for any item, except for payment of income tax payable by the Lessor.
3.	The Lessee shall also pay the Collection Expenses set forth in each of the Lease Exhibit, in the case of default payments that are 5 (five) or more calendar days past due.
4.	Additionally, the Lessee agrees to pay the Lessor all expenses, costs, fees, and other disbursements that the latter makes or has to make in connection with the exercise of any action, suit, right, etcetera (including, but not limited to, judicial and/or extrajudicial collection expenses, attorneys’ fees, court costs, fees, etcetera), as well as the initiation of any proceedings of any nature against the latter, resulting from the Lessee’s breach of any of its obligations assumed under this Agreement and the other Lease Documents.

The Lessor will have the right, but not the obligation, to make payments of any of the expenses described above, in which case the Lessee will have a 3 (three) Business Days following the date on which the Lessor so requires, to pay the expense to the Lessor.

THIRTEEN. PROMISSORY NOTE. The Lessor may request the Lessee and, where appropriate, the Depositary and the Joint and Several Obligor(s) jointly, as underwriters and guarantors, respectively, to execute a promissory note in favor of the Lessee, for each Lease Exhibit executed, the total amount of which will correspond to the amount of the Rent contemplated by the Payment Schedule. It is understood that delivery of such documents does not imply in any way the payment or receipt of Consideration or any novation of this Agreement and/or its Lease Exhibits.

The Lessee and the Guarantor(s) expressly authorize the Lessor to endorse, assign, transfer, discount, or otherwise negotiate the promissory notes referred to in this clause, which will state their origin so that they are sufficiently identified. If, for any reason, this Agreement is terminated early, the Lessor may terminate the promissory notes early.

FOURTEEN. TERM OF THE AGREEMENT AND OF EACH PARTICULAR LEASE.

A)  Term of the Agreement:

The Parties agree that the term of this Agreement will be indefinite; however, the Lessor may terminate it at any time it wants to.

Notwithstanding the foregoing, if upon the expiration of the term of this Agreement there are leases in effect under the Agreement, the Parties agree to continue applying the terms and conditions set forth in each Lease Exhibit, until the rights and obligations under respective leases have been fully satisfied.

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B)  Term of each particular lease:

Leases executed under this Agreement will be fixed-term leases, which fixed- term will be determined by the Parties in each Lease Exhibit under the heading “Fixed Term”. Such leases will be mandatory for and binding on the Lessee because they are fixed-term leases.

Moreover, since they are fixed-term leases, if the Lessee fails to return the Assets in question to the Lessor, even if the Lessor did not request the return thereof, such Lease Exhibit will not be considered to have become a lease for an indefinite term or the term extended in any way, and the provisions of Clause Twenty-One of this Agreement will apply.

FIFTEEN. OPERATION, MAINTENANCE, AND REPAIR OF THE ASSETS. Unless otherwise authorized in writing by the Lessor, the Lessee agrees to operate the Assets subject to the following:

1.	It shall use the Assets exclusively for the benefit of its company or business and for lawful purposes, in strict accordance with the law.
2.	The Assets will be operated by persons who have the necessary skills, experience, training, and/or knowledge, as well as the licenses, permits, or other authorizations required.
3.	It will be responsible for the payment of taxes and tax charges now or hereafter imposed by federal, state, or municipal authorities, with respect to the possession, ownership, use, or operation of the Assets.
4.	It shall ensure that the Assets are operated in compliance with the insurance contracts covering them, applicable federal, state, and local laws and regulations.
5.	It shall ensure that the Assets are operated according to their nature and use, particularly with the specifications or manuals issued by the Supplier.
6.	It shall pay fines and penalties imposed for operating the Assets in contravention of applicable laws and regulations.
7.	It will not create or allow any lien, encumbrance, or limitation of use to be created on the Assets.
8.	It shall place in a conspicuous place on the Assets a visible notice stating that the Assets are the property of the Lessor.
9.	The Lessee will be liable for any third party claims arising from the holding, operation, maintenance, and use of the Assets, including strict liability. The Lessee agrees to hold the Lessor harmless from and against any claim or suit filed made against it, resulting from the use or enjoyment of the Assets, and to pay the expenses of legal counsel used by the Lessor by reason of claim or suit, as well as any other expense paid by the Lessor in defense of the Assets, including, but not limited to, legal fees, expenses, and disbursements made by reason of the claims or suits. Failure on the part of the Lessee to pay will accrue Default Interest in accordance with the provisions of this Agreement.
10.	In the event of dispossession, forfeiture, confiscation, condemnation, disturbance, or any act of authority or of any third party that affects or intends to affect the use, enjoyment, possession, or ownership of the Assets by reason of the activities of the Lessee, the latter shall take the appropriate actions to recover the possession and defend the use, enjoyment, or ownership thereof. If any of these events occur, the Lessee shall notify the Lessor in writing within the Second Business Day from the occurrence of such event. The Lessor may directly exercise the actions or defenses, without prejudice to those carried out by the Lessee, and the latter shall reimburse the Lessor for expenses and fees incurred, as provided in this Agreement.

SIXTEEN. PLACE OF USE OF THE ASSETS. The Lessee agrees to use the Assets exclusively for the agreed use according to their nature and use, and shall notify the Lessor of the location of the Assets, which must always be within the territory of Mexico.

The Lessor may, at any time, verify that the Lessee is using the Assets within the place indicated by the Lessee. Any of the following events will be considered a breach of this Agreement: (i) the Assets are not at the agreed place; (ii) the Lessor is denied access or is not allowed to make the verification indicated in this paragraph; or (iii) the Lessee fails to provide information. In addition, in any of the events of breach described in this paragraph, the Lessee shall pay the Lessor the applicable Contractual Penalty.

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For the purposes set forth in the paragraph above, within three (3) days following the date on which each Lease Exhibit is executed, the Lessee shall confirm to the Lessor in writing: (i) the specific address of the place or places where the Assets will be located; (ii) the name and address of the executive, employee, or driver of the Lessee, as applicable, to whom each Asset has been assigned; and (iii) any change to that effect. If the Assets are susceptible to a change of location, the Lessee shall inform the Lessor of the location or locations where such Assets will be used, as well as any change of location thereof, at least 15 (fifteen) Business Days in advance, and in strict compliance with the provisions and agreements set forth in this Agreement.

SEVENTEEN. LICENSES, PERMITS, AND REGISTRATIONS. The Lessee is expressly required to obtain and maintain, at its own expense, the licenses, permits, registrations, authorizations, and other documents required under applicable laws, regulations, or circulars, in relation to the Assets, registrations and license plates required for the use and occupancy thereof, and the Lessee will be responsible for any violation, fine, or sanction imposed by the appropriate authorities.

In the event of noncompliance with the provisions of the preceding paragraph, the Lessor will have the right, but not the obligation, to pay the aforementioned amounts for and on behalf of the Lessee, and the Lessee shall reimburse the Lessor within two (2) Business Days following the date on which the Lessor requests such reimbursement.

EIGHTEEN. MAINTENANCE OF THE ASSETS. The Lessee agrees to keep the Assets in perfect mechanical, operational, and conditions of use with deterioration caused by the passage of time and normal and customary use. The installation, operation, repairs, services, and maintenance to be performed on the Assets will be at the expense of the Lessee, hence during the term of the Lease Exhibit in question, the Lessee agrees to enter into and maintain in effect a maintenance agreement with the person(s) indicated in the Lease Exhibit, under the heading “Maintenance Provider” (the “Maintenance Provider”) so that repairs, services, and maintenance are subject to the terms of the indications referred to in the warranty policy and maintenance program of the supplier, manufacturer, or constructor. If no Maintenance Provider is not indicated in the Lease Exhibit, the Lessee may select the Maintenance Provider at its risk.

The Lessee will be responsible for the purchase of spare parts, replacement parts, and parts required for the operation of the Assets. Spare parts, replacement parts, and parts installed in the Assets will be permanently attached to the Assets and will become the property of the Lessor. The Lessee may only add to the Assets new and original spare parts, replacement parts, and original parts from the manufacturer of the Assets. The Lessee shall keep a log in which it will record the maintenance it performs on the Assets.

The Lessee may perform maintenance on the Assets in workshops other than the Maintenance Provider’s; provided that it obtains prior written authorization from the Lessor. The foregoing will not imply in any way that the spare parts, replacement parts, and parts must not be new, original, and of excellent quality.

Repairs, service, and maintenance to be performed on the Assets will be carried out according to the indications referred to in the warranty policy and in the maintenance or service program, guide, or manual or similar document of the Maintenance Provider, and at the expense of the Lessee, notwithstanding that repairs, service, and maintenance may be necessary as a consequence of defects or latent defects of the Assets or as a consequence of their operation.

If the Lessee, without prior written consent from the Lessor, performs maintenance on the Assets in contravention of the provisions of this clause, the Lessee agrees to indemnify the Lessor for any damage caused to the Assets, and for the replacement of the replacement parts, spare parts, or parts required.

The Lessee must and will have at all times the right to claim against the Maintenance Provider, without liability for the Lessor, and to enforce the warranties granted, if the maintenance service is deficient or if the parts or replacement parts have any defect or vice.

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NINETEEN. RISKS RELATED TO THE ASSETS. The Lessee hereby expressly agrees to assume the following risks:

i.	Latent defects or vices of the leased Assets, even if they prevent the total or partial use of the Assets.
ii.	Total or partial loss of the Assets, even in the event of an act of God or force majeure.
iii.	All risks, destruction, or damage suffered partially or totally by the Assets.
iv.	The risks of strict liability referred to in Article 1,913 of the Federal Civil Code and correlative articles of the other entities of the Mexican Republic.

In the event of dispossession, disturbance, or any act of a third party that affects the use or enjoyment of the Assets, the possession or ownership thereof, the Lessee shall promptly notify the Lessor and carry out all actions to recover such Assets or defend the use or enjoyment thereof. Moreover, the Lessee exercise all applicable defenses where any act or resolution of an authority might affect or affects the possession, use, or ownership of the Assets. The Lessor may legitimize, if applicable, the Lessee to exercise the actions or defenses, where necessary.

In the event of any of the risks referred to above, the Lessee will not be released from its payment obligations under this Agreement and the other Lease Documents.

Notwithstanding the provisions of the paragraphs above, the Lessor may directly exercise the actions or defenses, without prejudice to the obligation imposed on the Lessee in that regard.

TWENTY. INSURANCE. The Parties agree that the Lessee shall obtain, at its expense, insurance with the coverages required by the Lessor, according to the Insurance Exhibit attached to a Lease Exhibit, if applicable, or otherwise in accordance with market practice; such insurance must cover at least the risks of damage or loss, transportation, installation, and/or circulation of the Assets, as well as liability for damages to third parties that may be caused by the possession, use, and enjoyment thereof, for the relevant Fixed Term or any extension thereof.

The relevant policies will designate the Lessor as the irrevocable and preferential primary beneficiary, and contain a direct payment endorsement in favor of the Lessor, notwithstanding any breach of warranty or other act or omission of the Lessee. Any expenses incurred by the Lessor to adjust or collect insurance will be borne by the Lessee. The Lessee will not make adjustments or collect insurance proceeds directly from insurance companies, except with the prior written consent of the Lessor.

Furthermore, the Lessee may not alter or cancel any provision of the policy or the policy itself until 30 (Thirty) Business Days after written notice of such alteration or cancellation has been given to the Lessor and the Lessor has given its written consent.

In the event of a loss of the Assets, the Lessor shall apply the insurance proceeds, in whole or in part, to satisfy the payment of any amounts due and to become due, payable by the Lessee, to the Lessor under this Agreement and the other Lease Documents; provided, however, that if the amount of the insurance proceeds paid is insufficient to cover such obligations, the Lessee will be required to pay the shortfall. In any case, the Lessee shall and hereby expressly agrees to pay: deductibles, endorsements, policy issuance cost, premiums of external policies purchased by the Lessor pending collection (where these policies include installments), depreciation, and impairment of the insurance policies.

The Lessee shall provide the insurance company with all documentation required by the latter for the payment of the insurance proceeds, and to cover all expenses related to obtaining such documentation, including those related to the appropriate proof of ownership. If the Lessee fails to provide the information and this affects payment of the aforementioned insurance proceeds, the Lessee will remain obligated to pay its obligations under this Agreement and the other Lease Documents

The Lessee shall purchase the insurance policies referred to in this clause with any insurance company of recognized solvency and registered with the National Insurance and Bonding Commission, notwithstanding the fact that it may purchase such policies from the insurance company or companies offered or recommended by the Lessor; the foregoing will not be a condition for execution of this Agreement or for the granting of better conditions to the Lessee in this Agreement, and the latter shall deliver to the Lessor: (a) a copy of the insurance policy at the latest upon the receipt of the Assets that will be recorded in a Certificate of Deliver, as well as a copy of the renewal of such policies while this Agreement and the respective Lease Exhibit are in force, or the extension thereof, if applicable, including supplemental clauses (if any) of inclusions and exclusions, or limitations thereto, within 5 (Five) calendar days from the expiration of the term of the relevant policy; (b) receipts for the payment of the respective premiums; and (c) original or copy of the irrevocable and transferable endorsement in favor of the Lessor.

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If the Lessee fails to perform its obligations set forth in this clause, the Lessor may, but will not be required to, take out the relevant insurance for the risks to be covered and for any other risks it may deem advisable, at the Lessee’s expense, on the understanding that the latter: (i) agrees to pay to the Lessor the amounts generated by such purchase and which will be stated in the Lease Exhibit and/or account statement issued for such purpose by the Lessor, for payment of the applicable amounts; and if such amounts are not paid, the Default Interest set forth in this Agreement and in the Lease Exhibit in question will be applied; and (ii) agrees to maintain and pay insurance purchase by the Lessor on behalf of the Lessee throughout the term of such policy, and the latter may not request the cancellation of the policy until after the first year of the policy. Notwithstanding the above, if the Lessor agrees to cancel the policy referred to herein before such term, the Lessee agrees to pay the Lessor expenses generated by such cancellation.

The Lessor is authorized, with respect to the insurance companies from which it purchases the insurance referred to in this clause, to assign, transfer, pledge, or otherwise encumber the rights it has as irrevocable and preferential primary beneficiary, with respect to the insurance referred to in this clause, without the need for any additional express and/or written consent from the Lessee.

The Lessor may, at any time, request the Lessee to obtain from the insurance companies from which such insurance was purchased, the policies, endorsements, acknowledgments, certificates, or any other documentary evidence proving the acceptance of, or notification to, such insurance companies.

If, by reason of an event of loss, the Lessee is temporarily prevented from using the Assets, its obligation to pay the Consideration will remain in effect and it may not request the termination of the lease for such reason, even if the loss of use lasts more than 2 (Two) months; therefore, the Lessee waives the right granted by Article 2445 of the Federal Civil Code, its correlative articles of the Civil Codes of the States of Mexico.

TWENTY-ONE. RETURN OF THE ASSETS. The Lessee and/or the Depositary unconditionally agree to return the Assets, in the places indicated in the different Lease Exhibits, under the heading “Place of Return” or, if not indicated, at the address of the Lessor, within 2 (Two) Business Days from the occurrence of any of the following events:

i.	If the term of the lease set forth in the various Lease Exhibits is expires;

Unless otherwise agreed, the Lessee shall contact the Lessor 3 (three) months prior to the expiration date set forth in the relevant Lease Exhibit to corroborate the exact place and date of delivery of the Assets.

ii.	If the Lessee is notified of the early termination of a Lease Exhibit, pursuant to the clause entitled Events of Early Termination of the Agreement (each, a “Notice of Early Termination” ).

If the Lessee fails to return the Assets within 2 (Two) Business Days from the receipt of the Notice of Early Termination, the Lessee hereby expressly agrees that the Lessor make take possession of the Assets and undertakes to provide all necessary assistance for such repossession to take place.

The Lessee and the Depositary expressly acknowledge that failure to deliver the Assets, if a Notice of Early Termination is given, will cause the Lessee and the Depositary to incur criminal offenses of unlawful possession and breach of trust, or any other criminal offense under applicable law, notwithstanding all legal actions of the Lessor under this Agreement.

In any case, the Lessee, or the Depositary, as applicable, shall return the Assets with the same characteristics and specifications described in the original sales invoice and/or the Lease Exhibit; clean; in proper operating condition; with all original equipment, parts, components, attachments, accessories, and tools of the manufacturer, as well as with the documentation with which they were delivered and that which was generated during the time in which the Lessee owned them, such as tax payment receipts, maintenance logs, etcetera.

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Once the Lessee returns the Assets, the Lessor will make, itself or through a third party, a detailed inspection to determine whether the Assets meet the return requirements, including, if applicable, the Additional Return Requirements. If an Asset does not meet the return requirements, the Lessor shall notify the Lessee of the unfulfilled requirements, the information resulting from the inspection of the Asset, and the cost of the repair, replacement, or substitution that must be made so that the Asset meets such requirements. Upon the receipt by the Lessee of a notice from the Lessor, such amounts will be deducted from the Security Deposit, and if such amounts are insufficient, the Lessee shall make the applicable payment within 2 (two) Business Days from the date on which the Lessor gives such notice to the Lessee.

TWENTY-TWO. ASSIGNMENT AND SUBLEASE. The Lessee and the Joint and Several Obligor expressly authorize the Lessor to assign, transfer, discount, or transmit by any legal means and to any natural or legal person, public or private, national or foreign, each and every right and obligation assumed under this Agreement and the other Lease Documents.

The Parties agree that the Lessee may not assign or transfer in any way the rights and obligations under this Agreement and the other Lease Documents, except with the express written consent of the Lessor. The Lessee may not encumber, sublet, and/or dispose of the Assets in any way other than as described in this Agreement and its Lease Exhibits.

Notwithstanding the foregoing, the Parties agree that the Lessee may sublease the Assets that are the subject matter of a Lease Exhibit, provided that it has the prior written consent of the Lessor.

TWENTY-THREE. JOINT AND SEVERAL OBLIGOR(S) AND DEPOSITARY(DEPOSITARIES).

1.- The joint and several obligation will be governed as follows:

a.	Pursuant to Articles 1987, 1988, and other applicable articles of the Federal Civil Code, and the correlative articles of the Civil Codes of the other States of the Mexican Republic, the Joint and Several Obligors jointly and severally assume the obligation to make all and any payments of the lease, Consideration, interest, fees, and other amounts due and payable under this Agreement, and the promissory notes executed hereunder, and the rest of the Lease Documents, hence the Lessor may demand payment of such amounts from either the Lessee or the Joint and Several Obligors, individually or jointly.
b.	For the purposes of the joint and several obligation assumed herein, each Joint and Several Obligor agrees that the obligations of the Lessee under the Lease Documents are indivisible, hence each Joint and Several Obligor is liable for the aggregate Total Rent and other obligations of the Lessee under this Agreement, the Lease Exhibits, and the other Lease Documents.
c.	In addition to the joint and several obligation assumed in this Clause, the Joint and Several Obligors agree to sign the promissory notes to be executed under this Agreement as guarantors, in accordance with the provisions of the General Law on Negotiable Instruments and Credit Transactions.
d.	Moreover, if the Joint and Several Obligors make a payment on behalf of the Lessee, they agree not to bring an action against the Lessee until the Lessor has received all that it is owed under this Agreement, the Lease Exhibit(s), and the rest of the Lease Documents.
e.	Pursuant to Article 222 Bis Section I of the Bankruptcy Law (Ley de Concursos Mercantiles), the Lessee and the Joint and Several Obligors hereby agree that, in the event of bankruptcy of the Lessee and/or any of the Joint and Several Obligors, any and all of their payment obligations under any debt assumed now or hereafter between the Lessee and the Joint and Several Obligors will be subordinated to the payment obligations, present or future, under this Agreement.
f.	Pursuant to the provisions of Article 2220 of the Federal Civil Code, and correlative articles of the Civil Codes of the other States of the Mexican Republic, the Joint and Several Obligors acknowledge that in the event of novation of the obligations of the Lessee under this Agreement, the joint and several obligation set forth in this clause will survive in the new obligation.
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2.- The capacity of depositary will be governed as follows:

a.	The Depositary, pursuant to Articles 333, 334, and 335 of the Commercial Code, hereby expressly assumes the position of depositary in a personal capacity over all Assets leased under this Agreement and the respective Lease Exhibits.
b.	The Depositary agrees not to receive any consideration for the performance of its duties as depositary.
c.	The Depositary will be responsible for returning the Assets to the Lessor as provided in this Agreement.
d.	The Depositary agrees to sign the promissory notes, in accordance with the provisions of this Agreement, as guarantor in accordance with the provisions of the LGTOC.

The Depositary acknowledges the civil and criminal liability that the performance of the position of depositary entails, and expressly agrees to assume such liability with respect to the leased Assets under this Agreement and respective Lease Exhibits.

TWENTY-FOUR. OTHER AFFIRMATIVE AND NEGATIVE OBLIGATIONS OF THE LESSEE. During the Fixed Term of the lease of each Lease Exhibit and while any such Lease Exhibit is in effect, the Lessee shall:

i.	Provide the Lessor with quarterly internal financial statements and annual financial statements audited by independent Public Accountants, within 120 (one hundred twenty) calendar days from the end of each fiscal year and throughout the term of the Lease Exhibit in question;
ii.	Inform the Lessor of any event that could adversely affect or put at risk the performance of the obligations of the Lessee and/or its Joint and Several Obligors, upon becoming aware of such event and up to 48 (forty-eight) hours from the occurrence thereof, including but not limited to: strikes, collective labor disputes, lawsuits, or judicial or administrative proceedings, attachments, fines, cancellation of registrations, or revocation of administrative licenses, among others.
iii.	Inform the Lessor of any breach under this Agreement and the other Lease Documents as soon as possible, but not later than 48 (forty-eight) hours after the occurrence of the breach.
iv.	Inform the Lessor of any change in the management of the Lessee and/or Joint and Several Obligor, as applicable;
v.	Comply with the provisions of laws, regulations, decrees, and other applicable legal provisions, including those related to social security matters (including, but not limited to: applicable laws, regulations, and provisions related to the Mexican Social Security Institute, the National Workers’ Housing Fund Institute, and the Retirement Savings System);
vi.	Maintain the Assets in good working condition, normal wear and tear excepted;
vii.	Maintain in force the insurance policies of the Assets during the entire term of the various Lease Exhibits in question and for as long as the Assets remain in its possession;
viii.	If processed directly by the Lessee and according to the specific nature of the Assets: provide photographic evidence of: license plates and registration, proof of payment of taxes, permits and applicable rights (for example: vehicle verification, vehicle registration, vehicle tax, fines, etcetera). The foregoing, on the understanding that in the case of license plates and registration, the evidence must be submitted within 15 (Fifteen) Business Days following the execution date of the Lease Exhibit; and in the case of taxes, fees, or permits, it must be submitted within 10 (Ten) Business Days after they are incurred or owed. In any case, the Lessee shall keep, for the entire Fixed Term, the original documents evidencing the payments made for fees and taxes.
ix.	Maintain its registrations and rights in and to trademarks, patents, and other intangible and intellectual property rights that it owns and/or that allow or are necessary for the fulfillment of its purposes and the proper management of its business;
x.	File all tax returns that it is required to file in any jurisdiction, as provided in applicable tax law, and pay all applicable contributions, taxes, fees, or fiscal charges;
xi.	Ensure that its obligations under this Agreement and the other Lease Documents constitute at all times direct and unsubordinated obligations of the Lessee and/or the Joint and Several Obligor, ranking at least pari passu with respect to the payment of any other present or future direct, unsecured obligations of the Lessee and each Joint and Several Obligor;
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xii.	With respect to the Assets, keep all documents that may be required by any competent authority, whether administrative, judicial, and/or otherwise. In the event of loss or theft of such documents, the Lessee shall bear the costs of obtaining duplicates and the administrative expenses incurred thereby;
xiii.	Hold the Lessor harmless from any liability that is or may be assigned, with respect to damages caused to any third party due to the possible commission of illegal acts in which the Assets are involved, or due to the simple use of the Assets. In this case, and even more so where the aforementioned unlawful acts imply the commission of a crime, the Lessee will be liable for damages caused to the Lessor. The liability of the Lessee referred to in this paragraph will not cease with the return of the Assets or with the expiration of the term of this Agreement or of the leases executed under this Agreement; provided that the event that resulted in liability occurred while the Lessee had the obligation to safeguard the Assets. It will also be liable for any third party claims arising from the holding, operation, maintenance, and use of the Assets, including strict liability;
xiv.	If, due to the existence of fines, surcharges, and/or any outstanding debt before any tax, administrative, or any other authority, the Lessor cannot use the Assets once they have been returned to it, the Lessee agrees to continue paying an amount equal to the Consideration until it reliably proves to the Lessor that it has paid the debt and, consequently, use of the Assets is released;
xv.	If the Lessee is notified, or otherwise becomes aware of the existence of a risk that the Lessor is or may be affected or deprived of its right of ownership of the Assets, the Lessee shall notify the Lessor of such situation within 24 (twenty-four) hours, so it may timely exercise the appropriate rights and actions. Notwithstanding the foregoing, the Lessee shall exercise all actions and take all legal measures required to defend the Lessor’s right of ownership of the Assets.
xvi.	If applicable, they will be responsible for ensuring that drivers of the Assets observe applicable local and federal legal and regulatory traffic and/or moving provisions, for which the Lessee will be responsible for the payment of expenses and/or fines that may be imposed due to violations of such provisions. If the Lessor is notified of any fine related to traffic violations and/or violation of moving regulations, it will send all documentation received to the Lessee so that the latter may immediately make the applicable payments and take the necessary steps. If the Lessor has to incur any expense in connection with the foregoing, it will charge the Lessee the relevant amount; and
xvii.	Within 3 (three) Business Days, return at the place agreed for such purposes, the Assets subject matter of the Lease Exhibits whose termination has been notified through the delivery of a Notice of Early Termination.

In addition, during the term of the Lease Exhibit in question and while any such Lease Exhibit is in effect, the Lessee agrees not to do the following:

i.	Decrease the capital stock and/or distribute dividends among shareholders if it is in breach of any obligation under this Agreement or the Lease Exhibits;
ii.	Amend or modify its bylaws in such a way that an event of early termination occurs or may occur;
iii.	Transfer or otherwise dispose of, directly or indirectly, control of the Lessee without having previously notified the Lessor in writing of such situation; control means ownership of the percentage of membership interests or shares required to designate managers, and maintain the power to direct and determine both the management policies and the course of the Lessee;
iv.	Carry out any act that affects or may adversely affect the performance of the obligations under this Agreement and its Lease Exhibits;
v.	Amend and/or otherwise modify the hardware or software of the GPS device installed in the Assets, if applicable; and
vi.	Sublease the Assets or assign all or part of its rights and obligations under this Agreement and its Lease Exhibits without the prior knowledge and express consent of the Lessor.
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TWENTY-FIVE. EVENTS OF ACCELERATION. The Parties agree that the following are events of early termination:

i.	Delay and/or failure to pay on time any Consideration or any other amount due and payable by the Lessee under this Agreement and its Lease Exhibits;
ii.	Seizure of the Assets, regardless of the cause of the seizure;
iii.	In the event of bankruptcy of the Lessee or of the Joint and Several Obligors;
iv.	In general, for breach of any obligation set forth or resulting from this Agreement and the Lease Exhibits; provided that breach of one of the leases contained in a Lease Exhibit gives rise to the breach of the other leases contained in other Lease Exhibits under this Agreement.
v.	Increase the level of leverage that the credit risk analysis showed at the time of approving the transaction, and/or change the cash coverage on the payment of Rent.

TWENTY-SIX. EFFECTS OF EARLY TERMINATION. Upon the occurrence of any of the events provided in the clause above, the Lessor may terminate the lease provided in this Agreements and its Lease Exhibits early, without the need for a prior judicial order, by providing the Lessee and the/or the Joint and Several Obligors with a Notice of Early Expiration.

The legal consequences of the Notice of Early Termination will be: (i) the Lessee shall immediately return to the Lessor all leased Assets under this Agreement and the Lease Exhibits, pursuant to the clause “Return of the Assets,” without the need to request such return in a subsequent act; (ii) at the discretion of the Lessor, outstanding Rent may be demanded at such time, hence the Lessee, if applicable, shall immediately pay to the Lessor the Total Monthly Rent of the Lease Exhibits; (iii) Default Interest will begin to accrue on the total amount of outstanding Consideration and other related financial charges until the outstanding obligations of each Lease Exhibit are settled; and (iv) if applicable, payment of the Contractual Penalty set forth in the Lease Exhibit.

Without prejudice to the early termination of this Agreement and the Lease Exhibits, the Lessor may charge the applicable Contractual Penalties.

TWENTY-SEVEN. WITHHOLDING RIGHTS. The Lessor will have the right to retain and withhold all amounts owed to the Lessee, if the Lessee fails to comply with any of the provisions of this Agreement and its Lease Exhibits and for any financial product it has purchased with the Lessor, as borrower or joint and several obligor, until it complies to the satisfaction of the Lessor with the stipulations of the document in question. Additionally, the Lessee agrees that the Lessor may apply the amounts withheld, as provided in this clause, to any balance payable by the Lessee to the Lessor.

TWENTY-EIGHT. NO WAIVER CLAUSE. The failure of the Lessor to exercise any of the rights under this Agreement or any of the Lease Documents will in no event be deemed a waiver of the exercise of such right.

TWENTY-NINE. NON-APPLICABLE CLAUSES. The Parties agree that the clauses indicated in the respective Lease Exhibit, under the heading “Non-Applicable Clauses” will not apply to the lease contained in the respective Lease Exhibit, hence they are canceled for all applicable legal purposes.

THIRTY. ADDRESSES AND NOTICES. For the purposes of this Agreement and other Lease Documents, the Parties designate as their respective addresses the ones indicated below:

If to the Lessor: With address at:

Alfonso G. Calderón Velarde #2656, Desarrollo Urbano 3 Ríos, Culiacán, Sinaloa, C.P. 80020.

Email: finamo@finamo.mx , valid to receive any communication or notice in relation to this Agreement or any Lease Exhibit.

If to the Lessee: With address at:

BUCARELI # 42 INT. 201 B , CENTRO DE LA CIUDAD DE MEXICO AREA 4 , Cuauhtémoc , Ciudad de México , C.P. 06040 .

Email: EDGARPEREZ@MURANO.COM.MX, valid to receive any communication or notice in relation to this Agreement or any Lease Exhibit.

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Joint and Several Obligor:

With address at: BUCARELI # 42 INT. 201 , CENTRO (AREA 4) , Cuauhtémoc , Ciudad de México , C.P. 06040

Email: leonelmartinez@murano.com.mx, valid to receive any communication or notice in relation to this Agreement or any Lease Exhibit.

Joint and Several Obligors:

With address at: AV PASEO PASEO DE LAS PALMAS # 1270 , LOMAS DE CHAPULTEPEC VIII SECCION , Miguel Hidalgo , Ciudad de México , C.P. 11000

Email: LEONELMARTINEZ@MURANO.COM.MX, valid to receive any communication or notice in relation to this Agreement or any Lease Exhibit.

Depositary:

With address at: AV. PASEO DE LAS PALMAS # 1270 , LOMAS DE CHAPULTEPEC VIII SECCION , MIGUEL HIDALGO , CIUDAD DE MEXICO , C.P. 11000

Email: MARCOS@MURANO.COM.MX, valid to receive any communication or notice in relation to this Agreement or any Lease Exhibit.

Notices and communications required by the Parties under this Agreement or any other Lease Document may be made a) in writing and delivered to each Party at the address stated herein or at any other address subsequently designated by written notice; or b) by electronic means through the email accounts specified for each Party, pursuant to Chapter I Title Two of the CCo.

Notices and communications made by the Parties will become effective, if given in writing, by certified mail, by notice by notary public or any other written means agreed by the Parties, upon the receipt of the document in question. Moreover, if sent by any electronic means, they will be considered received upon receipt of confirmation through the same means. Notwithstanding the above, the Parties acknowledge that abandonment of the address identified above, as well as the refusal to allow access to give any notice thereat, will be considered willful misconduct and bad faith. The Parties agree to ensure that corporate receptions or common or private guardhouses of the addresses indicated grant access, prior identification, specifically at the addresses indicated in this clause. The Parties expressly agree, pursuant to Article 78 of the CCo., that notices given at corporate receptions or common or private guardhouses at the addresses indicated above will be considered given for all applicable legal purposes.

THIRTY-ONE. ELECTRONIC MEANS. The Parties may additionally enter into an agreement providing the terms and conditions pursuant to which they may give consent and carry out the transactions subject matter of this agreement or related thereto, by electronic means. If an agreement with such characteristics is signed, the provisions of this agreement will prevail in the event of conflict.

THIRTY-TWO. PROTECTION FOR NON-EXISTENT TRANSACTIONS. If the Lessee falls within the scope of any of the events referred to in the penultimate paragraph of Article 69 of the Federal Tax Code, and as a result of the foregoing its name, business name, or company name and tax identification number are published on the website of the Mexican Tax Authority (Servicio de Administración Tributaria), it shall notify the Lessor of such situation within 5 (five) days from such publication.

The Lessor may terminate the Agreement by reason of the publication referred to in the preceding paragraph without any liability for the parties, and the Lessee shall indemnify the Lessor against any contingency for non-compliance with its tax obligations.

The Lessee agrees to prove reliably to the Lessor, upon request of the latter, that it has assets, personnel, infrastructure, or material capacity, directly or indirectly, to provide the services according to its line of business and the activities that may be related to the subject matter of this Agreement, and that it is a located taxpayer under the Federal Tax Code.

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If tax authorities include the Lessee in the list of taxpayers that have allegedly issued tax receipts without having assets, personnel, infrastructure, or material capacity, directly or indirectly, to provide the services or produce, market, or deliver the goods covered by such receipts, or that the Lessee is not located, pursuant to Article 69- B paragraph one and two of the Federal Tax Code, the Lessee shall notify the Lessor of such situation within 5 (five) days following the date of the aforementioned publication.

If the Lessee is definitively listed and consequently the tax receipts issued to the Lessor do not produce any tax effect, the Lessee will be liable for damages caused.

This clause will remain in effect until the verification powers of the tax authorities for the fiscal year in which the Lessee issued the tax receipts have expired.

THIRTY-THREE. PRIVACY NOTICE. In compliance with the provisions of the LFPDPPP, the Lessor agrees with the Lessee, the Joint and Several Obligor, and the Depositary that their personal data and/or personal data of their legal representatives or attorneys-in-fact, as well as all information provided for the fulfillment of the purpose of this Agreement, will be used by applying the guidelines, policies, and procedures necessary to protect such information and will be treated confidentially through the systems provided for such purpose.

Therefore, personal data of the Lessee, the Joint and Several Obligor, and the Depositary and/or of their legal representatives or attorneys-in-fact will be protected by maintaining physical, electronic, and procedural safeguards to prevent unauthorized third parties from accessing such information.

The Lessor shall collect the data required for the fulfillment of the purpose of this Agreement, and may also request additional data like financial or property data, which allow it to estimate the feasibility of the execution of this Agreement.

Therefore, personal data obtained by the Lessor in connection with the execution of this Agreement will be treated confidentially through the systems implemented for such purpose. For the purposes of the provisions of the aforementioned Law, the Lessor will be responsible for the processing of personal data.

The Lessee, the Joint and Several Obligor, and the Depositary may exercise, where appropriate, the rights of access, rectification, cancellation, or opposition provided in the Law, by written request submitted to the Lessor at its address. It is important to mention that exercise of any of these rights is not a prerequisite and does not preclude the exercise of any other right.

Any change to this notice will be notified by the Lessor to the Lessee in writing or through the Lessee’s email account pursuant to [sic].

THIRTY-FOUR. TITLES OF CLAUSES. The titles that have been included in each clause of this Agreement are for references purposes and ease of use only, hence they will not be considered for purposes of the construction thereof. For purposes of construction of each clause, only its contents must be considered and not its title.

THIRTY-FIVE. JURISDICTION AND GOVERNING LAW. For the construction and performance of this Agreement, the Parties agree that the laws of Mexico will apply, and expressly and irrevocably submit to the jurisdiction of the competent courts in the City of Culiacán, Sinaloa, to hear any dispute that arises by reason of the construction or performance of this Agreement, and expressly and irrevocably waive any other venue that may correspond to them by virtue of their present or future domicile or otherwise.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts through their duly authorized attorneys-in-fact on February 3, 2023.

LESSOR	LESSEE
Arrendadora Fínamo, S.A. de C.V.	MURANO WORLD SA DE CV

/s/ Jesús Ernesto Ballesteros Jauregui	/s/ Marcos Sacal Cohen
Jesús Ernesto Ballesteros Jauregui Attorney-in-fact	Marcos Sacal Cohen Attorney-in-fact

JOINT AND SEVERAL OBLIGOR EDIFICACIONES BVG SA DE CV	DEPOSITARY AND JOINT AND SEVERAL OBLIGOR

/s/ MARCOS SACAL COHEN	/s/ MARCOS SACAL COHEN
MARCOS SACAL COHEN	MARCOS SACAL COHEN

JOINT AND SEVERAL OBLIGOR

/s/ ELIAS SACAL CABABIE
ELIAS SACAL CABABIE

This signature page corresponds to FRAMEWORK LEASE AGREEMENT AP000037 between Arrendadora Fínamo, S.A. de C.V., as Lessor; MURANO WORLD SA DE CV, as Lessee; MARCOS SACAL COHEN, as Depositary; and EDIFICACIONES BVG SA DE CV , MARCOS SACAL COHEN, AND ELIAS SACAL CABABIE, as Joint and Several Obligors.

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